                 [Form of Face of Subordinated Fixed Rate Note]
THIS NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENT AGENCY.

CUSIP NO.

REGISTERED NO. FXR


                               BARNETT BANKS, INC.

                      MEDIUM-TERM FIXED RATE NOTE, SERIES E

                   Due Nine Months or More From Date of Issue

            [INCLUDE LEGEND IF THIS IS A GLOBAL NOTE ---
THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND NO TRANSFER (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

            UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]


ORIGINAL ISSUE DATE:   INTEREST RATE PER ANNUM:   MATURITY DATE:

ISSUE PRICE:   %       REDEEMABLE ON OR AFTER:    SPECIFIED CURRENCY:
                       (AT OPTION OF THE          (if other than U.S. dollars)
                       COMPANY)

INITIAL DATE ON WHICH
THIS NOTE IS REPAYABLE
AT THE OPTION OF THE
HOLDER:

INITIAL REPAYMENT      INITIAL REDEMPTION         EXCHANGE RATE AGENT:
PERCENTAGE:            PERCENTAGE:                (Only applicable if Specified
                                                  Currency is other than U.S.
                                                  dollars)

ANNUAL REPAYMENT
PERCENTAGE REDUCTION:
ANNUAL REDEMPTION                                 DEFAULT RATE:
PERCENTAGE REDUCTION:                             (Only applicable if Note
                                                  issued at original issue
                                                  discount)

AUTHORIZED DENOMINATIONS:
(Only applicable if Specified Currency
is other than U.S. dollars)

INTEREST PAYMENT DATES:

OID DEFAULT AMOUNT:
(Only applicable if Note issued at
original issue discount)


               BARNETT BANKS, INC., a corporation duly organized and existing under the laws of the State of Florida (herein called the "Company"), for value received, hereby promises to pay to ______________________________, or registered assigns, the principal sum of _____________________ (any coin or currency other than U.S. dollars being hereinafter referred to as a "Specified Currency"), on the Maturity Date specified above, or if such date is not a Business Day (as defined below), the next succeeding Business Day, in such coin or currency specified above as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum at the rate per annum (computed on the basis of a 360-day year of twelve 30-day months) shown above, in like coin or currency, from and including the Original Issue Date specified above or from and including the most recent Interest Payment Date to which interest has been duly paid or provided for, on the Interest Payment Date(s) specified above in each year and at Maturity, until the principal sum hereof has been paid or duly provided for; PROVIDED, HOWEVER, that the Company will make such payments in a Specified Currency indicated above in amounts determined as set forth on the reverse hereof; PROVIDED, HOWEVER, that payments of principal of, premium, if any, and interest on Notes denominated in a Specified Currency will nevertheless be made in U.S. dollars (i) at the election of the Holder as provided herein and (ii) at the election of the Company in the case of imposition of exchange controls or other circumstances beyond the control of the Company as provided herein. The first payment of interest on a Note originally issued and dated between a Record Date (as defined below) and an Interest Payment Date will be due and payable on the Interest Payment Date following the next succeeding Record Date to the registered owner on such next succeeding Record Date. Subject to certain exceptions provided in the Indenture referred to on the reverse hereof, the interest so payable on any Interest Payment Date will be paid to the Person in whose name this Note is registered at the close of business on the fifteenth calendar day (whether or not a Business Day) next preceding such Interest Payment Date (each such date a "Record Date"), and interest payable at Maturity will be paid to the Person to whom said principal sum is payable.
            This Note is subordinate and junior in right of payment, to the extent set forth in the Indenture, to all Senior Indebtedness (as hereinafter defined) of the Company.
            Payment of interest on this Note due on any Interest Payment Date (other than interest on this Note due to the Holder hereof at Maturity, redemption or repayment) payable in U.S. dollars will be paid by check mailed to the Person entitled thereto at his last address as it appears on the Security Register or, at the option of the Company, by wire transfer to an account maintained by such Person with a bank located in the United States. Notwithstanding the foregoing, a Holder of $10,000,000 or more in aggregate principal amount of Notes of like tenor and terms (or the Holder of the equivalent thereof in a Specified Currency) shall be entitled to receive interest payments (other than at Maturity, redemption or repayment) by wire transfer in immediately available funds, but only if appropriate instructions have been received in writing by the Paying Agent on or prior to the applicable Record Date for such payment of interest. Payment of the principal of and any premium and interest on this Note due to the Holder hereof at Maturity payable in U.S. dollars will be paid in immediately available funds upon presentation of this Note at the corporate trust office of Chemical Bank, as paying agent ("Paying Agent"), in New York, New York, provided that this Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures.
            Payments of principal, premium, if any, and interest to be made in a Specified Currency will be paid by wire transfer of immediately available funds to a designated account maintained with a bank located in the country issuing the Specified Currency as shall have been designated at least 15 calendar days prior to the payment date by the Holder of this Note. If such wire transfer instructions are not so provided, payments of principal of, premium, if any, and interest on this Note will be made by check drawn upon a bank located in the financial center in the country issuing the Specified Currency (or, if this Note is denominated in European Currency Units ("ECUs"), a bank located in the financial center of any country that issues a component currency).
            Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Trustee at its corporate trust office in New York, New York and, unless revoked by written notice to the Paying Agent received by the Paying Agent on or prior to the Record Date immediately preceding the applicable Interest Payment Date or the fifteenth calendar day preceding Maturity, shall remain in effect with respect to any further payments with respect to this Note payable to such Holder.
            The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holder or Holders of this Note in respect of which payments are made.
            If the principal of and any premium or interest on this Note is payable in a Specified Currency (other than ECUs) and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, the Company will be entitled to satisfy its obligations to the Holder of this Note by making payment in U.S. dollars on the basis of the most recently available exchange rate as specified by the Exchange Rate Agent as provided herein. If the principal of and any premium and interest on this Note is payable in ECUs and ECUs are not available due to the imposition of exchange controls or other circumstances beyond the Company's control or are no longer used in the European Monetary System, then the Company will be entitled to satisfy its obligations under this Note by making payments in U.S. dollars on the basis of the most recently available exchange rate as specified by the Company or its agent as provided herein.
            Any Interest Payment Date which is not a Business Day shall be the next succeeding Business Day with the same force and effect as if payment had been made on the due date and no interest shall accrue for the period from and after such date. Any payment of principal, premium, if any, or interest on the Maturity of this Note which is due on any day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such date.
            "Business Day" shall mean any day other than a Saturday or Sunday which is not a day on which banking institutions are generally authorized or required by law or regulation to close in The City of New York and (a) in the event that this Note is denominated in a Specified Currency (other than ECUs), in the financial center of the country issuing the Specified Currency and (b) if this Note is denominated in ECUs, in the financial center of each country that issues a component currency of the ECU and that is a non-ECU settlement day.

            Additional provisions of this Note are contained on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.
            This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized officer of the Trustee or its duly authorized agent under the Indenture referred to on the reverse hereof.
            IN WITNESS WHEREOF, BARNETT BANKS, INC. has caused this instrument to be signed by its duly authorized officer, and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION               BARNETT BANKS, INC.
This Note is one of a designated series of
Debt Securities described in the Indenture            By:
referred to on the reverse hereof.


CHEMICAL BANK, as Trustee,
                                                Attest:
      By:
            Authorized Officer                  Assistant Secretary


                                                [SEAL]

                [Form of Reverse of Subordinated Fixed Rate Note]

                               BARNETT BANKS, INC.

                      MEDIUM-TERM FIXED RATE NOTE, SERIES E

                   Due Nine Months or More From Date of Issue


        This Note is one of a duly authorized issue of Medium-Term Notes, Series E of the Company (hereinafter called the "Notes"), issued or to be issued in one or more series under and pursuant to an indenture, dated as of March 16, 1995 (as supplemented or amended from time to time, the "Indenture"), duly executed and delivered by the Company to Chemical Bank, as Trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face, limited in aggregate principal amount to $500,000,000.
      This Note is a direct, unsecured obligation of the Company and ranks pari passu with all outstanding subordinated indebtedness of the Company.
         This Note is subordinate and junior in right of payment, to the extent set forth in the Indenture, to all Senior Indebtedness of the Company.
In the event that the Company shall default in the payment of any principal of or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for principal of or interest on the Notes, or in respect of any redemption, retirement, purchase or other acquisition of any of the Notes. "Senior Indebtedness" means (i) the principal of and premium, if any, and interest on all indebtedness of the Company for money borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except (x) obligations evidenced by the Subordinated Securities, (y) the Company's existing subordinated indebtedness, and (z) such other indebtedness of the Company as is by its terms expressly stated to be not superior in right of payment to the Subordinated Securities, or to rank pari passu in right of payment with the Subordinated Securities, (ii) whether outstanding on March 16, 1995 or thereafter created, assumed or incurred, all indebtedness of the Company for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, other than obligations which, by their terms, are expressly stated
(x) to be not superior in right of payment to the Subordinated Securities or (y) to rank pari passu in right of payment with the Subordinated Securities and
(iii) any deferrals, renewals or extensions of any such Senior Indebtedness.
The term "indebtedness of the Company for money borrowed" means any obligation of, or any obligation guaranteed by, the Company for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for payment of the purchase price of property or assets. The term "claim" has the meaning assigned thereto in Section 101(4) of the Bankruptcy Code of 1978, as amended and in effect on March 16, 1995.
                   In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors or
(iv) any other marshalling of the assets of the Company, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) will first be paid in full before any payment or distribution, whether in cash, securities or other property, is made on account of the principal of or interest on the Notes. In such event, any payment or distribution on account of the principal of or interest on the Notes, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Notes, to the payment of all Senior Indebtedness at the time outstanding, and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Notes will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full. If any payment or distribution on account of the principal of or interest on the Notes of any character or any security, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan or reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Notes, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by any Holder of any Notes in contravention of any of the terms of the Indenture and before all the Senior Indebtedness shall have been paid in full, such payment or distribution or security will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of Notes, together with the holders of any obligation of the Company ranking on a parity with the Notes, will be entitled to be repaid from the remaining assets of the Company the amounts at that time due and owing on account of unpaid principal of or any premium and interest on the Notes and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Company ranking junior to the Notes and such other obligations. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness may receive more, ratably, and Holders of the Notes having a claim pursuant to such Notes may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of an Event of Default in respect of the Notes.
            Unless otherwise specified on the face hereof, if this Note is denominated in a Specified Currency, a Holder of this Note who, in accordance with the provisions of this Note, elects to receive payments in U.S. dollars will receive payments of principal, premium and interest in U.S. dollars determined with reference to the highest bid quotation in The City of New York received by the Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless the Exchange Rate Agent solicited the sale of this Note on behalf of the Company) selected by the Exchange Rate Agent for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date, in an amount equal to the aggregate amount of the Specified Currency payable to all Holders of Notes electing to receive U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs associated with any payments in U.S. dollars will be borne by the Holder of the Note by deductions from such payments.
            If the principal of and any premium or interest on this Note is payable in a Specified Currency and, due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Specified Currency is not available or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community at the time of any scheduled payment of principal, premium or interest to be made in the Specified Currency, then the Company shall be entitled to satisfy its obligations hereunder by making such payment in U.S. dollars. Any such payment made in U.S. dollars pursuant to the preceding sentence shall be made on the basis of the noon buying rate in The City of New York for cable transfers of the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the second Business Day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate. Any payment under such circumstances in U.S. dollars where required payment is in a Specified Currency will not constitute a default under the Indenture.

            If the Specified Currency is in ECUs and ECUs are unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or are no longer used in the European Monetary System, then all payments in respect of this Note shall be made in U.S. dollars until ECUs are again available or so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.
            The equivalent of the ECU in U.S. dollars as of any date shall be determined by the Company or its agent on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Company or such agent on the basis of the most recently available Market Exchange Rate for such Components.
            If the official unit of any Component is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more Components are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the appropriate amounts of the consolidated component currencies expressed in such single currency. If any Component is divided into two or more currencies, the amount of the original component currency shall be replaced by the appropriate amounts of such two or more currencies, the sum of which shall be equal to the amount of the original component currency.
            In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

            If so provided on the face of this Note, this Note may be redeemed by the Company on and after the date so indicated on the face hereof. On and after the date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part, at the option of the Company at a redemption price equal to the product of the principal amount of this Note to be redeemed multiplied by the Redemption Percentage. The Redemption Percentage shall initially equal the Initial Redemption Percentage specified on the face of this Note, and shall decline at each anniversary of the initial date that this Note is redeemable by the amount of the Annual Redemption Percentage Reduction specified on the face of this Note, until the Redemption Percentage is equal to 100%.
            If so provided on the face of this Note, this Note will be repayable in whole or in part in increments of $1,000 or, in the case of non-U.S. dollar denominated Notes, of an amount equal to the integral multiples specified on the face hereof under Authorized Denominations (or, if no such reference is made, an amount equal to the minimum Authorized Denomination) provided that the remaining principal amount of any Note surrendered for partial repayment shall be at least $1,000 or, in the case of Notes denominated in a Specified Currency, the minimum Authorized Denomination specified on the face hereof, on any Business Day on or after the Initial Date on which this Note is repayable at the option of the Holder specified on the face hereof, at the option of the Holder, at 100% of the principal amount to be repaid, plus accrued interest, if any, to the repayment date. In order for the exercise of the option to be effective and the Notes to be repaid, the Company must receive at the applicable address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of this Note, on or before the fifteenth, but not earlier than the thirtieth calendar day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, either (i) this Note, with the form below entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address, and telephone number of the Holder of this Note, (b) the principal amount of this Note and the amount of this Note to be repaid, (c) the certificate number or a description of the tenor and terms of this Note, (d) a statement that the option to elect repayment is being exercised thereby, and (e) a guarantee stating that the Company will receive this Note, with the form below entitled "Option to Elect Repayment" duly completed, not later than five Business Days after the date of such telegram, telex, facsimile transmission, or letter (and this Note and form duly completed are received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is Chemical Bank, Attention: Corporate Trust Administration, 450 West 33rd Street, 15th Floor, New York, New York 10001 (or at such other places as the Company shall notify the Holders of the Notes). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.
            The Notes are issuable in global or definitive form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof or, if the Note is denominated in a Specified Currency, in the denominations specified on the face hereof. Upon due presentment for registration of transfer of this Note at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Note are payable, a new Note or Notes in authorized denominations in U.S. dollars or the Specified Currency, as the case may be, for an equal aggregate principal amount and like tenor will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture and to the limitations described below if applicable, without charge except for any tax or other governmental charge imposed in connection therewith.
            If this Note is a Global Note (as specified on the face hereof), this Note is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Note shall be exchangeable for definitive Notes in registered form or (z) an Event of Default, or an event which with notice or lapse of time would be an Event of Default, with respect to the Notes represented hereby has occurred and is continuing. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Notes in registered form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Specified Currency, Stated Maturity and other terms and of differing denominations aggregating a like amount.
            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the places, at the respective times, at the rate and in the currency herein prescribed.
            The Company, the Trustee and any paying agent may deem and treat the Holder hereof as the absolute owner of this Note at such Holder's address as it appears on the Security Register as kept by the Trustee or duly authorized agent of the Company (whether or not this Note shall be overdue), for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.
            Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.
            This Note shall be governed by and construed in accordance with the laws of the State of New York.

                 -----------------------------------------------

                           OPTION TO ELECT REPAYMENT

                 TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE
                   AT THE OPTION OF THE HOLDER AND THE HOLDER
                         ELECTS TO EXERCISE SUCH RIGHTS

            The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at _____________________
____________________________________________________________.
(Please print or typewrite name and address of the undersigned.)
            For this Note to be repaid the Company must receive at the applicable address of the Paying Agent set forth above or at such other place or places of which the Company shall from time to time notify the Holder of the within Note, on or before the fifteenth, but not earlier than the thirtieth, calendar day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, (i) this Note, with this "Option to Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address, and telephone number of the Holder of the Note, (b) the principal amount of the Note and the amount of the Note to be repaid, (c) the certificate number or a description of the tenor and terms of this Note, (d) a statement that the option to elect repayment is being exercised thereby, and (e) a guarantee stating that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission, or letter (and such Note and form duly completed are received by the Company by such fifth Business Day).
            If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000 or, if the Note is denominated in a currency other than U.S. dollars, of an amount equal to the integral multiples specified on the face hereof under Authorized Denominations (or, if no such reference is made, an amount equal to the minimum Authorized Denomination)) which the Holder elects to have repaid:
_____________________________; and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $1,000 in excess thereof or, if the Note is denominated in a currency other than U.S. dollars, an Authorized Denomination) of the Note or Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid):
_____________________



Date:_____________________         _______________________________________
                                   Notice: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the
                                   Note in every particular without alteration or enlargement or any other change whatsoever.

                      ___________________________________

                                  ABBREVIATIONS
            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-- as tenants      UNIF GIFT MIN ACT-- ______Custodian _________________
           in common                          (Cust)               (Minor)
TEN ENT-- as tenants by the entireties
JT TEN -- as joint with right of             Under Uniform Gifts to Minors Act
           survivorship and not as
           tenants in common                 ---------------------------------
           and not as tenants in common                  (State)

   Additional abbreviations may also be used though not in the above list.

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee


--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

the within Note and does hereby irrevocably constitute and appoint

--------------------------------------------------------------------------------
attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:  ________________________
--------------------------------------------------


            _______________________________________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.